EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Valley National Bancorp:

We consent to the incorporation by reference in the registration statements No. 333-77673, No. 333-124215, No. 333-133430, No. 333-159050, No. 333-178867, No. 333-211060 and No. 333-222345 on Form S-8; No. 333-223918 on Form S-3ASR of Valley National Bancorp (Valley) of our reports dated February 28, 2019, with respect to the consolidated statements of financial condition of Valley as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10‑K of Valley.

/s/ KPMG LLP

Short Hills, New Jersey
February 28, 2019